                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                       VANGUARD NEW JERSEY TAX-FREE FUND
                          INSURED LONG-TERM PORTFOLIO


1. AVERAGE ANNUAL TOTAL RETURN (As of November 30, 1996)


   P (1 + T)(n) = ERV


   Where:        P =  a hypothetical initial payment of $1,000
                 T =  average annual total return
                 N =  number of years
               ERV =  ending redeemable value at the end of the period
EXAMPLE:
One Year
---------
                 P =  $1,000
                 T =  +4.75%
                 N =  1
               ERV =  $1,047.48
Five Year
---------
                 P =  $1,000
                 T =  +7.91%
                 N =  5
               ERV =  $1,463.25


---------------


* Since Inception (2/3/88)
                    P =  $1,000
                    T =  +8.39%*
                    N =  *
                  ERV =  $2,035.52*



2. YIELD (30 Days Ended November 30, 1996)



            a - b
            ------
Yield = 2 [ (      + 1)(6) - 1]
            c X d
   Where:        a =  dividends and interest paid during the period
                 b =  expense dollars during the period (net of reimbursements)
                 c =  the average daily number of shares outstanding during the period
                 d =  the maximum offering price per share on the last day of the period
   Example:      a =  $3,542,634.58
                 b =  $127,444.89
                 c =  72,559,093.3176
                 d =  $11.62
Yield =               4.91%

                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                       VANGUARD NEW JERSEY TAX-FREE FUND
                             MONEY MARKET PORTFOLIO


1. AVERAGE ANNUAL TOTAL RETURN (As of November 30, 1996)


   P (1 + T)(n) = ERV


   Where:        P =  a hypothetical initial payment of $1,000
                 T =  average annual total return
                 N =  number of years
               ERV =  ending redeemable value at the end of the period
EXAMPLE:
One Year
---------
                 P =  $1,000
                 T =  +3.22%
                 N =  1
               ERV =  $1,032.23
Five Year
---------
                 P =  $1,000
                 T =  +2.93%
                 N =  5
               ERV =  $1,155.50


---------------


* Since Inception (2/3/88)
                    P =  $1,000
                    T =  +4.02%*
                    N =  *
                  ERV =  $1,415.88*